                                                                   Exhibit T3C-4

                                                                AK DRAFT 1/27/04


            MORTGAGE, FUTURE ADVANCE, ASSIGNMENT OF LEASES AND RENTS,
                     SECURITY AGREEMENT AND FIXTURE FILING


                                   by and from

                            REPTRON ELECTRONICS, INC.

                                       to

                                  HSBC BANK USA
                                   as Trustee

                       Dated as of ____________ ___, 2004

                  Location:         13750 Reptron Boulevard
                  Municipality:     Tampa
                  County:           Hillsborough County
                  State:            Florida

      THE SECURED PARTY (MORTGAGEE) DESIRES THIS MORTGAGE TO ALSO SERVE AS A FIXTURE FILING TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE DESCRIBED HEREIN.

      Mortgagor's Federal Employer Identification Number is 32-208116

                      PREPARED BY, RECORDING REQUESTED BY,
                          AND WHEN RECORDED RETURN TO:
                                Andrews Kurth LLP
                             600 Travis, Suite 4200
                            Houston, Texas 77002-3090
                                 Attn: [ ], Esq.

NOTES TO TAX EXAMINER: PURSUANT TO THE PROVISIONS OF SECTION 1146(C) OF THE BANKRUPTCY CODE, NO DOCUMENTARY STAMP TAX IS DUE ON THIS INSTRUMENT. FURTHER, IN ACCORDANCE WITH SECTION 1146(C) OF THE

BANKRUPTCY CODE, NO NON-RECURRING INTANGIBLE TAX IS DUE ON THIS INSTRUMENT

            MORTGAGE, FUTURE ADVANCE, ASSIGNMENT OF LEASES AND RENTS,
                     SECURITY AGREEMENT AND FIXTURE FILING

      This MORTGAGE, FUTURE ADVANCE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING ("Mortgage") executed this ________ of _______________, 2004, by and between REPTRON ELECTRONICS, INC., a Florida corporation (being hereinafter called "Mortgagor"), having its principal place of business at 14401 McCormick Drive, Tampa, Florida 33626-3021, and HSBC BANK USA, a New York banking corporation, as Trustee under that certain Indenture ((as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, substituted for or replaced, the "Indenture"), dated as of [ ], 2004 (being hereinafter called "Mortgagee"), with offices at [ ], New York, New York [ ].

                              W I T N E S S E T H:

      WHEREAS, Mortgagor is the owner of certain fee simple interests in real property and the buildings and improvements thereon, together with related rights as further described herein; and

      WHEREAS, Mortgagor commenced a case under Chapter 11 of the U.S. Bankruptcy Code (the "Chapter 11 Case") in the United States Bankruptcy Court for the Southern District of Florida, West Palm Beach Division (the "Bankruptcy Court") and continued to operate its business and manage its properties as debtor and debtor-in-possession pursuant to Bankruptcy Code Sections 1107(a) and 1108; and

      WHEREAS, the Second Amended Plan of Reorganization filed by Mortgagor in the Chapter 11 Case (the "Chapter 11 Plan") has been confirmed by the Bankruptcy Court pursuant to the Confirmation Order entered by the Bankruptcy Court and, as of the Effective Date of the Chapter 11 Plan (as such term is defined in the Chapter 11 Plan) and pursuant to the terms thereof, all assets and property of Mortgagor (including without limitation, the Mortgaged Property, as such term is defined below) has become the property of and has vested in Mortgagor, as reorganized pursuant to the Chapter 11 Plan;

      WHEREAS, pursuant to the terms of the Chapter 11 Plan Mortgagor is entering into certain financing arrangements with certain Note holders under the Indenture pursuant to which such Note holders may make loans and advances and provide other financial accommodations to Mortgagor as set forth in the Indenture, by and among Mortgagor, the Note holders and Mortgagee, and the other Financing Agreements (as hereinafter defined; and

      WHEREAS, Mortgagor, by this Mortgage, intends to secure and does hereby secure all indebtedness and other obligations of Mortgagor to Note holders and Mortgagee as hereinafter further described, including (a) all existing and future indebtedness, liabilities and obligations of Mortgagor to Note holders, up to the aggregate principal amount of THIRTY MILLION DOLLARS ($30,000,000) at any time and from time to time outstanding, and (b) all other existing and future indebtedness, obligations and liabilities of Mortgagor to Note holders and Mortgagee, including, without limitation, all interest on such principal sum, costs, expenses and attorneys' fees and legal expenses accruing or incurred in connection therewith, as hereinafter further described.

      NOW, THIS INDENTURE WITNESSETH, that the foregoing recitals being hereinafter deemed incorporated by reference and made a part hereof as if again set forth at length, Mortgagor, in consideration of the Financing Agreements (as hereinafter defined) and the extension of credit pursuant thereto, and to secure the Obligations (as hereinafter defined) and in consideration of the further sum of One ($1.00) Dollar unto Mortgagor in hand well and truly paid by Note holders at or before the sealing and delivery hereof, the receipt whereof is hereby acknowledged, and intending to be legally and firmly bound hereby, has mortgaged, warranted, granted, bargained, assigned, sold, alienated, released, conveyed and confirmed, and by these presents does mortgage, warrant, grant, bargain, assign, sell, alien, release, convey and confirm unto Mortgagee and its successors and assigns, for the benefit of Note holders and their successors and assigns, all of Mortgagor's right, title and interest in and to the following property, rights and interests and the proceeds thereof (hereinafter collectively referred to as the "Mortgaged Property"):

      A. THE LAND. The land (the "Land") described in Exhibit A attached hereto and incorporated herein by reference.

      B. THE IMPROVEMENTS: TOGETHER WITH (i) all the buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, and (ii) all fixtures, machinery, appliances, equipment, furniture and personal property of every nature whatsoever now or hereafter owned by Mortgagor and located in or on, or attached to, and used or intended to be used in connection with, or with the operation of, the Land, buildings, structures or other improvements, or in connection with any construction being conducted or which may be conducted thereon, and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing, and all of the right, title and interest of Mortgagor in and to any such personal property or fixtures, which, to the fullest extent permitted by law, shall be conclusively deemed fixtures and a part of the real property encumbered hereby (hereinafter called the "Improvements").

      C. EASEMENTS: TOGETHER WITH all easements, rights-of-way, gores of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, permits and consents, division rights (if any), and all appurtenances whatsoever, in any way belonging, relating or appertaining to any of the property described in Paragraphs A and B hereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor.

      D. TOGETHER WITH (1) all of the estate, right, title and interest of Mortgagor of, in and to all judgments, insurance proceeds, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of the property described in Paragraphs A, B and C hereof or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the property described in Paragraphs A, B and C hereof or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sale or other disposition of the property described in Paragraphs A, B and C hereof or any part thereof; and Mortgagee is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittances therefor, and (if it so elects) to apply the same toward the payment of the Obligations, notwithstanding the fact that the amount owing thereon may not then be due and payable; and (2) all contract rights, general intangibles, actions and rights in action, including without limitation all rights to insurance proceeds and unearned premiums arising from or relating to the property described in Paragraphs A, B and C above; and (3) all proceeds, products, replacements,


                                      -4-
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additions, substitutions, renewals and accessions of and to the property described in Paragraphs A, B and C.

      E. TOGETHER WITH, pursuant to Section 697.07 of the Florida Statutes, all rents, income and other benefits to which Mortgagor may now or hereafter be entitled from the property described in Paragraphs A, B and C hereof (the "Rents") to be applied against the Obligations; provided, however, that permission is hereby given to Mortgagor, so long as no Event of Default (as hereinafter defined) has occurred, to collect and use such Rents as they become due and payable, but not more than one month in advance thereof. Upon the occurrence of any such Event of Default, the permission hereby given to Mortgagor to collect such Rents from the property described in Paragraphs A, B and C hereof shall terminate and such permission shall not be reinstated upon a cure of such Event of Default without Mortgagee's specific written consent.

      The foregoing provisions hereof shall constitute an absolute and present assignment of the Rents from the property described in A, B and C above, subject, however, to the conditional permission given to Mortgagor to collect and use such Rents as hereinabove provided; and the existence or exercise of such right of Mortgagor shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Mortgagor, and any such subsequent assignment by Mortgagor shall be subject to the rights of the Mortgagee hereunder.

      F. TOGETHER WITH all right, title and interest of Mortgagor in and to any and all leases now or hereafter on or affecting the property described in Paragraphs A, B and C hereof (the "Leases"), together with all security therefor and all monies payable thereunder, and all books and records which contain payments made under the leases and all security therefor, subject, however, to the conditional permission hereinabove given to Mortgagor to collect the Rents arising under any such lease. Mortgagee shall have the right, at any time and from time to time, to notify any lessee of the rights of Mortgagee as provided by this Paragraph.

      G. TOGETHER WITH (1) Mortgagor's rights to further encumber the property described in Paragraphs A, B and C above for debt, and (2) all of Mortgagor's rights to enter into any lease or lease agreement.

      TO HAVE AND TO HOLD the Mortgaged Property and all parts thereof unto Mortgagee and Note holders, their successors and


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

assigns, to and for the proper use and benefit of Mortgagee and Note holders, their successors and assigns, forever.

      This Mortgage is executed and delivered by Mortgagor to secure all of the loans, advances, obligations, liabilities and indebtedness now or hereafter owing by Mortgagor to Note holders arising under or in connection with the Indenture or the other Financing Agreements, or by operation of law in connection therewith, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, whether arising before, during or after the initial or any renewal term of the Indenture, or after the commencement of any case with respect to the Mortgagor under the United States Bankruptcy Code or any similar statute and whether incurred by Mortgagor as principal, surety, endorser, guarantor or otherwise in connection with the foregoing, including, without limitation, the following (collectively referred to herein as the "Obligations"):

            (a) all obligations, liabilities and indebtedness of Mortgagor incurred in connection with the Indenture under the Indenture; and

            (b) all other obligations, liabilities and indebtedness of every kind and character now or hereafter owing by Mortgagor to Mortgagee and Note holders, however created, incurred or evidenced, direct or indirect, absolute or contingent and whether arising under the Indenture, this Mortgage or any of the other Financing Agreements; and

            (c) all interest, costs and expenses (including reasonable attorneys' fees and expenses), other charges and fees to be paid by Mortgagor herein and in the other Financing Agreements, advances made by Mortgagee or Note holders to protect or preserve the Mortgaged Property, any part thereof, or the interests of Mortgagee and Note holders therein or for payment of taxes, assessments, insurance premiums and other amounts as provided therein and herein;

provided, however, that the maximum principal amount of the Obligations at any time secured hereby shall be the principal sum of THIRTY MILLION DOLLARS ($30,000,000) at any time and from time to time outstanding, plus all interest under the Financing Agreements, costs and expenses (including reasonable attorneys' fees and legal expenses), other charges and fees to be paid herein and in the other Financing Agreements, advances made by

Mortgagee or Note holders to protect or preserve the Mortgaged Property, any part thereof, or the interests of Mortgagee and Note holders therein or for payment of taxes, assessments, insurance premiums and other amounts as provided therein and herein. In no event shall the limitation on the principal amount of Obligations secured hereby limit or impair the security interests and liens of Mortgagee in property of Mortgagor as provided under the other Financing Agreements.

      The Indenture, together with all agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith, including, but not limited to, this Mortgage, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, are collectively referred to herein as the "Financing Agreements".

                                   ARTICLE ONE

                             COVENANTS OF MORTGAGOR

      Mortgagor covenants and agrees with Mortgagee, or any successor in title as holder of the Obligations secured hereby, as follows:

      1.1 Payment and Performance. Mortgagor shall perform and observe and shall comply with all provisions of the Financing Agreements and shall promptly pay to Note holders all Obligations required to be paid by Mortgagor under the Financing Agreements when payment shall become due.

      1.2 Status of Title. Mortgagor represents, warrants and covenants that (a) Mortgagor is and at all times shall continue to be lawfully seized of an indefeasible estate in fee simple in the Land and the buildings and improvements thereon, and has good and absolute title to the Mortgaged Property, and has good right, full power and lawful authority to convey, assign, mortgage or encumber the Mortgaged Property as provided herein and Mortgagee may at all times peaceably and quietly enter upon, hold, occupy and enjoy the Mortgaged Property in accordance with and subject to the terms hereof; (b) the Mortgaged Property is and at all times shall continue to be free and clear of all liens, security interests, and encumbrances whatsoever except those liens, security interests and encumbrances described in Exhibit B annexed hereto (the "Permitted Encumbrances"); (c) Mortgagor will maintain and preserve the lien of this Mortgage as a third-


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

priority lien, subject only to the Permitted Encumbrances and Mortgagee shall, subject to Mortgagor's right of possession prior to an Event of Default, quietly enjoy and possess the Mortgaged Property, until the Obligations have been indefeasibly paid in full; and (d) this Mortgage is and at all times shall continue to be a valid and binding obligation enforceable in accordance with the terms contained herein, and the execution and delivery hereof does not contravene any contract or agreement to which Mortgagor is a party or by which Mortgagor or any of its properties may be bound and does not contravene any law, order, decree, rule or regulation to which Mortgagor is subject.

      1.3 Compliance with Laws. Mortgagor covenants and warrants that the Mortgaged Property presently complies in all respects with and shall continue to comply in all respects with all applicable restrictive covenants, applicable zoning and subdivision ordinances and building codes, all applicable health and Environmental Laws (as hereinafter defined) and regulations and other applicable laws, rules and regulations. If Mortgagor receives notice from any federal, state or other governmental body that it is not in compliance with any such covenant, ordinance, code, law or regulation, Mortgagor will provide Mortgagee with a copy of such notice promptly.

      1.4  Taxes and Other Charges.

            (a) Mortgagor shall pay, or cause to be paid, at least five (5) business days prior to the time any interest or penalty may be imposed due to late payment, all taxes, assessments, water rates, sewer rentals, dues, charges, fees, levies, fines, impositions, liabilities, obligations and encumbrances and other charges of every nature and to whomever assessed that may now or hereafter be levied or assessed upon the Mortgaged Property or any part thereof, or upon Mortgagor's interest in the Rents thereof, or upon this Mortgage or the Obligations or upon or against the interest of Mortgagee in the Mortgaged Property, whether any or all of such items be levied directly or indirectly, as well as income taxes, assessments and other governmental charges levied and imposed by the United States of America or any state, county, municipality or other taxing authority upon or against Mortgagor or in respect of the Mortgaged Property (all of the foregoing herein referenced to as "Taxes" or individually as a "Tax") and Mortgagor shall deliver to Mortgagee, at least five (5) days before such payments would become delinquent, receipted bills evidencing payment therefor. Notwithstanding anything to the contrary contained herein, Mortgagor shall have the right, at its own expense and after prior written notice to Mortgagee, by appropriate proceedings duly instituted and diligently prosecuted, to contest in good faith the validity or amount of any such Taxes in the manner provided by law, in which event, Mortgagor shall:

            (i) pay in full, under protest in the manner provided by law, any Tax that Mortgagor may desire to contest, or

            (ii) withhold the payment thereof, if contest of any Tax may be made without the payment thereof, provided, however, that:

                  (A) such contest may be pursued at all times without Mortgagor risking the sale or forfeiture of the Mortgaged Property or any part thereof, or any interest therein, to satisfy such Tax;

                  (B) Mortgagor has, not less than five (5) days prior to the date the amount of such Tax shall be increased by reason of interest, penalties or costs, notified Mortgagee in writing of the intention of Mortgagor to contest the same;

                  (C) Mortgagor shall have furnished Mortgagee from time to time as Mortgagee may request such security or bond or indemnification satisfactory to Mortgagee for the final payment and discharge thereof and an additional sum to cover possible interest, costs and penalties; and

                  (D) in the event of a ruling or adjudication adverse to Mortgagor, Mortgagor shall promptly pay such Tax, plus any interest, penalty or additional charge thereon; and

            (iii) all costs and expenses incidental to any such contest shall be paid by Mortgagor.

            (b) Notwithstanding anything to the contrary, in order to more fully protect the security afforded hereby, Mortgagor, upon request of Mortgagee, shall, at Mortgagee's request and upon the occurrence of an Event of Default, pay to Mortgagee on the first day of each month (or, at its option, Mortgagee may charge on the first day of each month any account of Mortgagor maintained with Mortgagee) together with, and in addition to all other sums from time to time payable on the Obligations, until the Obligations at any time secured hereby shall have been fully paid, a sum equal to one-twelfth (1/12) of the annual taxes, municipal water rates, sewer rents and assessments, if any, levied or to be levied against the Mortgaged Property and of the fire and other hazard insurance premiums next becoming due (all hereinafter referred to as the "Charges") all as estimated by Mortgagee, so that Mortgagee shall have sufficient funds to pay the Charges on the first day of the month preceding the month in which they become due. If, from time to time, Mortgagee shall determine that the balance of the funds held by it or on its behalf to pay the Charges is or will be insufficient to pay any of the Charges when the same shall become due, Mortgagor shall pay to Mortgagee, on demand, any amount necessary to remedy any deficiency. Mortgagee shall hold all amounts to pay the Charges before same become delinquent, with the right, however, of Mortgagee to apply, after default, any sum so received as hereinafter provided. If there is a default under any of the provisions of this Mortgage resulting in a public sale of any of the Land covered hereby, or if Mortgagee acquires any of the Land otherwise after default, Mortgagee shall have the right to apply the balance then remaining in the funds accumulated to pay the Charges, either as a credit against the balance of the Obligations then remaining unpaid or to the payment of any of the Charges without any obligation to account therefor to Mortgagor. The funds held by Mortgagee under this Paragraph may be commingled with the general funds of Mortgagee who shall not be liable for interest thereon. Mortgagee, in its discretion, may at any time terminate, or thereafter reinstate, any requirement for such payments. Nothing contained in this Paragraph shall be deemed to limit Mortgagee's right under the Indenture to establish, at any time while the Obligations remain outstanding, a reserve to pay the Charges against loans otherwise available to Mortgagor, it being understood and agreed by Mortgagor that the right of Mortgagee to establish an escrow under this Paragraph shall be an alternative to and not in lieu of Mortgagee's right to establish such a reserve.

            (c) In the event of passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in effect governing the taxation of mortgages or debts secured by mortgages, or the manner of collecting taxes so as to adversely affect Mortgagee, then, unless Mortgagor is able to take such action as is necessary to insure, to Mortgagee's satisfaction, that its security in the Mortgaged Property is not adversely affected by any such legislative change within ten (10) days after written notice of such change by Mortgagee, the entire balance of the Obligations including all interest accrued thereon shall without further notice become due and payable forthwith at the option of Mortgagee.

      (d) Mortgagor shall not claim, demand or be entitled to receive any credit, against the principal or interest payable on the Obligations for so much of the taxes, assessments or similar impositions assessed against the Mortgaged Property or any part thereof or that are applicable to the Obligations or to the interest in the Mortgaged Property of Mortgagee. No deduction shall be claimed from the taxable value of the Mortgaged Property or any part thereof by reason of the Obligations, this Mortgage or any other instrument securing the Obligations.

      1.5 Mechanics' and Other Liens. Mortgagor shall not permit any mechanics' or other liens to be filed or to exist against the Mortgaged Property by reason of work, labor, services or materials supplied or claimed to have been supplied to, for or in connection with the Mortgaged Property or to Mortgagor or anyone holding the Mortgaged Property or any part thereof through or under Mortgagor; provided, however, that if any such lien shall at any time be filed, Mortgagor shall, within ten (10) days after notice of the filing thereof but subject to the right of contest as set forth herein, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. Notwithstanding anything to the contrary contained herein, Mortgagor shall have the right, at its own expense and after prior written notice to Mortgagee, by appropriate proceedings duly instituted and diligently prosecuted, to contest in good faith the validity, applicability or amount of any such lien if Mortgagor establishes an escrow or other security acceptable to Mortgagee (or, at its option, Mortgagee may establish a reserve against loans otherwise available to Mortgagor or its affiliates) in an amount estimated by Mortgagee to be adequate to cover the payment of the amount being contested with interest, costs and penalties and an additional sum to cover possible interest, costs and penalties; and, if the amount of such escrow or other security (or reserve) is insufficient to pay any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, Mortgagor shall pay such deficiency no later than the date such judgment becomes final.

      1.6   Insurance.

            (a) Mortgagor shall, at its expense, obtain for, deliver to, assign and maintain for the benefit of Mortgagee as an additional insured, during the life of this Mortgage, insurance policies in such amounts as Mortgagee may reasonably require, upon and relating to the Mortgaged Property against personal injury and death, loss or damage by fire, vandalism and theft and such other insurable hazards, casualties and contingencies (including, without limitation, loss of rentals and business interruption), as are normally and usually covered by extended coverage, all risk policies in effect where the Mortgaged Property is located and such other risks as Mortgagee may specify from time to time and including flood insurance in the amount of the maximum available coverage, if the Mortgaged Property or any part thereof is in an area designated by the Department of Housing and Urban Development, the Federal Insurance Administration or other governmental agency, as subject to special flood risks, whether pursuant to the Flood Disaster Protection Act of 1973, any successor statute or otherwise. Mortgagor shall pay promptly when due any premiums on such insurance policies and on any renewals thereof. The form of such policies and the companies issuing them shall be reasonably acceptable to Mortgagee. The insurance required herein may be included in blanket policies maintained by Mortgagor. All such policies and renewals thereof shall be held by Mortgagee and shall contain a non-contributory standard mortgagee's endorsement making losses payable to Mortgagee as its interests may appear. Not less than thirty (30) days prior to the expiration date of the insurance policies required to be maintained by Mortgagor, Mortgagor shall deliver to Mortgagee one or more certificates of insurance evidencing renewal of the insurance coverage required hereunder plus such other evidence of payment of premiums therefor as Mortgagee may request. In the event of loss, Mortgagor will give immediate written notice to Mortgagee and Mortgagee may make proof of loss if not made promptly by Mortgagor. In the event of the foreclosure of this Mortgage or any other transfer of title to the Mortgaged Property in extinguishment of the Secured Obligations, all right, title and interest of Mortgagor in and to all insurance policies and renewals thereof then in force shall pass to the purchaser or grantee. All such policies shall provide that (i) they shall not be subject to cancellation or modification without at least thirty (30) days prior written notice to Mortgagee, (ii) they shall not be invalidated as to Mortgagee by any act or neglect of the Mortgagor or other insured and (iii) the insurance carrier waives subrogation, if such waiver of subrogation can be obtained at rates which are determined by Mortgagee to be commercially reasonable.

            (b) Pursuant to its rights granted hereunder in all proceeds from any insurance policies, Mortgagee is hereby authorized and empowered (but not obligated) at its option to act as attorney-in-fact for Mortgagor in adjusting, settling or compromising any loss under any insurance policies on the Mortgaged Property and to collect and receive the proceeds from any such policies. Each insurance company is hereby authorized and directed to make payment for all such losses directly to Mortgagee alone and not to Mortgagor and Mortgagee jointly. After deducting from such insurance proceeds any expenses incurred by Mortgagee in the collection or handling of such funds, Mortgagee may apply the net proceeds, at its option, either as a credit on any portion of the Obligations whether then matured or to mature in the future, or at the sole option of Mortgagee such sums either wholly or in part may be paid over to Mortgagor to be used to repair such improvements or to build new improvements in their place or for any other purpose or object satisfactory to Mortgagee, without affecting the lien of this Mortgage for the full amount secured hereby before such payment took place except that notwithstanding anything to the contrary contained herein, if any portion of the Mortgaged Property is lost, physically damaged or destroyed, upon the written request of Mortgagor, Mortgagee shall hold the net cash proceeds from insurance received by Mortgagee pursuant to this Section 6(b) as a result of such loss, damage or destruction as cash collateral and release such cash collateral to Mortgagor to the extent necessary for the repair, refurbishing or replacement of such Mortgaged Property, provided, that, all of the following conditions are satisfied: (i) no Event of Default shall exist or have occurred and be continuing,(ii) the amount of the insurance proceeds (together with any cash or Cash Equivalents of Mortgagor then available to it for such purpose and any Loans, as such term is defined in the Indenture available to Mortgagor, after taking into consideration the other obligations, liabilities and indebtedness of Mortgagor are sufficient, in Mortgagee's reasonable determination, to effect such repair, refurbishing or replacement in a satisfactory manner and as required hereunder, (iii) such proceeds shall be used first to repair, refurbish or replace the Mortgaged Property (free and clear of any security interests, liens, claims or encumbrances, except as permitted hereunder), (iv) the insurance carrier shall have waived any right of subrogation against Mortgagor under its policy, (v) the casualty resulted in a payment of $750,000 in insurance proceeds or less, (vi) such repair, refurbishing or replacement shall be commenced as soon as reasonably practicable and shall be diligently pursued to satisfactory completion, (vii) the proceeds shall be disbursed from such cash collateral, from time to time as needed and/or, at Mortgagee's option, released by Mortgagee directly to the contractor, subcontractor, materialmen, laborers, engineers, architects and other persons rendering services or materials to repair, refurbish or replace the Mortgaged Property so lost, damaged or destroyed, (viii) such repair, refurbishing or replacement can, in the good faith estimate of Mortgagee (based on such estimates of the contractor or others with appropriate expertise in the determination of Mortgagee), be completed prior to the end of the then current term of the Indenture, and (ix) the repair, refurbishing or replacement to which the proceeds are applied shall cause the Mortgaged Property to be of at least equal value and substantially the same character as prior to such loss, damage or destruction. Upon completion of the work and payment in full therefor as provided above, or upon the failure to commence within a reasonable time, or diligently to continue the work, Mortgagee may, , either apply the amount of any such proceeds then or thereafter in the possession of Mortgagee to the payment of the Obligations or hold such proceeds as cash collateral for the Obligations on terms and conditions reasonably acceptable to Mortgagee and not release such funds to Mortgagor, provided, that, nothing contained herein shall limit the right of Mortgagee to apply any or all of such proceeds to the Obligations at any time an Event of Default shall exist or have occurred and be continuing or at any time with respect to the establishment of any Availability Reserves. Mortgagee shall not be responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.

            (c) If Mortgagor does not provide Mortgagee with evidence of the insurance coverage required by this Mortgage or fails to make the payments that may be requested pursuant to Paragraph 1.6(c) hereof, or if Mortgagor fails, after request by Mortgagee, to make the payments described in Paragraph 1.6(c) hereof, Mortgagee may purchase insurance at Mortgagor's expense to protect Mortgagee's interest in the Mortgaged Property. This insurance may, but need not, protect Mortgagor's interest. The coverage that Mortgagee purchases may not pay any claim that Mortgagor may make or any claim that is made against Mortgagee in connection with the Mortgaged Property. Mortgagor may later cancel any insurance purchased by Mortgagee, but only after providing Mortgagee with evidence that Mortgagor has obtained insurance as required by this Mortgage. If Mortgagee purchases insurance for the Mortgaged Property, Mortgagor will be responsible for the costs of such insurance, including interest and any other charges that may be imposed in connection with the placement of such insurance, until the effective date of the cancellation or expiration of such insurance. Without limitation of any other provision of this Mortgage, the cost of such insurance shall be added to the Obligations. The cost of such insurance may be more than the cost of insurance Mortgagor may be able to obtain on its own.

      1.7 Eminent Domain. Mortgagor, immediately upon obtaining knowledge of the institution of any eminent domain or other proceedings for the condemnation of the Mortgaged Property, or any portion thereof, shall notify Mortgagee of the pendency of such proceedings. Mortgagee shall be entitled to all compensation awards, damages, claims, rights of action and proceeds of, or on account of, any damage or taking through eminent domain or other condemnation proceedings and is hereby authorized, at its option, to commence, appear in and prosecute in its own or Mortgagor's name any action or proceeding relating to eminent domain or condemnation and to settle or compromise any claim in connection therewith. All such compensation awards, damages, claims, rights of action and proceeds, and any other payments or relief, and the right thereto, are included in the Mortgaged Property and Mortgagee, after deducting therefrom all its expenses including attorneys' fees and expenses, may release any monies received by it to Mortgagor without affecting the lien of this Mortgage or may apply the same, in such manner as Mortgagee shall determine, to the reduction of the Obligations. Subject to applicable law, any balance of such monies then remaining shall be paid to Mortgagor. Mortgagor agrees to execute such further assignments of any compensation awards, damages, claims, rights of action and proceeds as Mortgagee may require. Notwithstanding any such condemnation, Mortgagor shall continue to pay interest on the entire unpaid principal amount of the Obligations. If prior to the receipt by Mortgagee of such award or payment the Mortgaged Property shall have been sold on foreclosure of this Mortgage, Mortgagee shall have the right to receive said award or payment to the extent of any deficiency found to be due upon such sale, with legal interest thereon, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, and reasonable attorneys' fees, costs and disbursements incurred by Mortgagee in connection with the collection of such award or payment.

      1.8 Care of Mortgaged Property.

            (a) Mortgagor shall preserve and maintain, or cause to be preserved and maintained, the Mortgaged Property including all appurtenances thereto in good and substantial repair and condition and in compliance with the requirements, if any, of the Permitted Encumbrances, at its own cost, and will from time to time make, or cause to be made, all repairs, replacements, renewals and payments necessary to continue to maintain the Mortgaged Property in such state of repair, condition and compliance. Mortgagor shall not permit, commit or suffer any waste, impairment or deterioration of the Mortgaged Property or of any part thereof, and will not take any action which will increase the risk of fire or other hazard to the Mortgaged Property or to any part thereof.

            (b) Except as otherwise provided in this Mortgage or as contemplated by the other Financing Agreements, no part of the Mortgaged Property shall be removed, demolished or altered, without the prior written consent of Mortgagee. Mortgagor shall have the right, without such consent, but only to the extent permitted under, and in compliance with, the Indenture, to remove and dispose of free from the lien of this Mortgage any part of the Mortgaged Property consisting of equipment and fixtures as from time to time may become worn out or obsolete; provided that, either simultaneously with or prior to such removal, any such property shall be replaced with other property of equal utility (prior to such Mortgaged Property becoming worn out or obsolete) and free from any security interest of any other person. Any substituted property shall be deemed to be part of the Mortgaged Property and shall be subject to the lien of this Mortgage.

            (c) Mortgagee may enter upon and inspect the Mortgaged Property, prior to an Event of Default during reasonable times upon prior notice, and after the occurrence of an Event of Default or in the case of emergency, at any time during the life of this Mortgage.

            (d) If any material part of the Mortgaged Property shall be lost, damaged or destroyed by fire or any other cause, Mortgagor shall give immediate written notice thereof to Mortgagee and, if Mortgagee has, pursuant to Section 1.6(b), exercised its option to pay over to Mortgagor the proceeds of any insurance to be used to restore the damaged Mortgaged Property, Mortgagor shall promptly restore the Mortgaged Property to the equivalent of its original condition. If a part of the Mortgaged Property shall be lost, physically damaged, or destroyed through condemnation and provided Mortgagee has exercised its option set forth in Section 1.7 hereof to pay over to Mortgagor the proceeds of any condemnation awards to be used to restore, repair or alter the remaining property, Mortgagor shall promptly restore, repair or alter the remaining property in a manner satisfactory to Mortgagee.

      1.9 Rents and Leases. (a) Subject to the terms of this Article, Mortgagee waives the right to enter the Mortgaged Property for the purpose of collecting the Rents thereon, and grants Mortgagor the right to collect the Rents. Mortgagor shall hold the Rents, or an amount sufficient to discharge all current sums due on the Obligations, in trust for use in the payment of the Obligations. The right of Mortgagor to collect the Rents may be revoked by Mortgagee upon the occurrence of any Event of Default by Mortgagor under the terms of this Mortgage by giving notice of such revocation to Mortgagor. Following such notice, Mortgagee may retain and apply the Rents toward payment of the Obligations in such priority and proportions as Mortgagee, in its discretion, shall deem proper.

            (b) Mortgagor shall not, without the prior written consent of Mortgagee, make or suffer to be made, any Leases or amend, cancel, modify, accept the surrender of, subordinate, accelerate the payment of rents to, or change the terms of any renewal option of any Leases or accept prepayments of installments of Rent for a period of more than one (1) month in advance (except that Mortgagor may accept security deposits in respect of the Leases in excess of such amount) or further assign the whole or any part of the Rents or permit or suffer an assignment or sublease without the consent of Mortgagee. In respect of any Lease relating to the Mortgaged Property, Mortgagor will (i) fulfill or perform each and every provision thereof on its part to be fulfilled or performed; (ii) promptly send copies of all notices of default which it shall send or receive thereunder to Mortgagee, and (iii) enforce, short of termination thereof, the performance or observance of the provisions thereof.

            (c) In addition to the rights which Mortgagee may have herein, in the event of the occurrence of any Event of Default under this Mortgage, Mortgagee, at its option, may require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Mortgaged Property occupied by Mortgagor. Upon default in any such payment, Mortgagor will vacate and surrender possession of the Mortgaged Property to Mortgagee or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise.

            (d) Mortgagee, or a receiver, while in possession of the Mortgaged Property shall have the right to manage same, to pay commissions for the collection of rents, to retain five (5%) percent of the Rents in payment for the services of Mortgagee in relation to the Mortgaged Property, to make, cancel, enforce or modify Leases, to obtain and evict tenants, to fix or modify rents, to demolish any part or all of the Mortgaged Property which in the judgment of Mortgagee may be in an unsafe condition and dangerous to life and property, and to make repairs and improvements to the Mortgaged Property all as shall be, in Mortgagee's or receiver's discretion, necessary or convenient to protect Mortgagee's interests hereunder. Mortgagee may advance monies to the receiver for such purposes and any monies so expended or advanced shall be added to the Obligations and secured by this Mortgage. Mortgagee, at its option, may repay such monies out of the rents actually collected. Mortgagee or receiver shall have the right to collect both the Rents which may have accrued before the occurrence of an Event of Default hereunder or from the time Mortgagee or receiver takes possession, but are unpaid at the time of such default or taking of possession, and the Rents which may accrue after such default or taking of possession. Mortgagee, or receiver, while in possession of the Mortgaged Property, shall only be liable to account for Rents actually received.

            (e) The taking of possession and collection of Rents by Mortgagee as aforesaid shall not be construed to be an affirmation of any Lease of the Mortgaged Property or any part thereof, and Mortgagee or any other purchaser at any foreclosure sale may (if otherwise entitled to do so) exercise the right to terminate any Lease as though such taking of possession and collection of Rents had not occurred.

            (f) To the extent granted herein, Mortgagor shall, from time to time upon the request of Mortgagee, specifically assign to Mortgagee, as additional security hereunder, by an instrument in writing in such form as may be approved by Mortgagee, all right, title and interest of Mortgagor in and to any and all Leases now or hereafter on or affecting the Mortgaged Property, together with all security therefor and all monies payable thereunder, subject to the conditional permission hereinabove given to Mortgagor to collect the rentals under any such Lease. Mortgagor shall also execute and deliver to Mortgagee any notification, financing statement or other document required by Mortgagee to perfect the foregoing assignment as to any such lease.

            (g) Mortgagor represents that all Leases, if any, are presently in full force and effect and that no default exists thereunder. As any such Lease shall expire, Mortgagor shall so notify Mortgagee in order that at all times, Mortgagee shall have a current list of all Leases.

            (h) The assignment contained in the granting clauses hereof shall not be deemed to impose upon Mortgagee any of the obligations or duties of Mortgagor provided in any such Lease (including, without limitation, any liability under the covenant of quiet enjoyment contained in any Lease in the event that any tenant shall have been joined as a party defendant in any action to foreclose under this Mortgage and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Mortgaged Property or any part thereof), and Mortgagor shall comply with and observe its obligations as landlord under all Leases.

      1.10  Environmental Matters.

            (a) For purposes of this Paragraph 1.10, "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Mortgagor and any governmental authority, (A) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety; (B) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials; or (C) relating to all laws with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials, and including, without limitation, (1) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (2) applicable state counterparts to such laws, and (3) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials, and (i) "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of material defined as a pollutant or contaminant under any applicable Environmental Law (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation, any that are or become classified as hazardous or toxic under any Environmental Law).

            (b) Except as set forth in the Indenture, Mortgagor has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off the Mortgaged Property in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization issued to Mortgagor thereunder and the operations of Mortgagor comply in all material respects with all applicable Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

            (c) Except as set forth in the Indenture, there is no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person pending or, to the best of Mortgagor's knowledge, threatened, with respect to any non-compliance with or violation of the requirements of any applicable Environmental Law by Mortgagor, nor has there been any release, spill or discharge, overtly threatened or actual, of any Hazardous Material on the Mortgaged Property or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental matter which affects Mortgagor or its business, operations or assets.

            (d) Except as set forth in the Indenture, Mortgagor has no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any

Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

            (e) Except as set forth in the Indenture, Mortgagor has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Mortgagor under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

            (f) Except as set forth in the Indenture, the Mortgaged Property has never been used by Mortgagor or, to the best knowledge of Mortgagor, by any prior owner of the Mortgaged Property as (A) a dump site for Hazardous Materials or (B) a storage (whether temporary or permanent) site for Hazardous Materials.

            (g) Mortgagor shall, at all times, comply in all material respects with all Environmental Laws.

            (h) Mortgagor shall establish and maintain, at its expense, a system to effectuate and monitor its continued compliance with all applicable Environmental Laws in all of its operations, which system shall include annual reviews of such compliance by employees or agents of the Mortgagor who are familiar with the requirements of Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations and remediation programs shall be promptly furnished, or caused to be furnished, by Mortgagor to Mortgagee. Mortgagor shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Mortgagee on each such response.

            (i) Mortgagor shall give both oral and written notice to Mortgagee promptly upon Mortgagor's receipt of any notice of, or Mortgagor's otherwise obtaining actual knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material in violation of any Environmental Law or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by Mortgagor or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous

Materials not in compliance with all Environmental Laws or (D) any other environmental, health or safety matter, which affects Mortgagor or its business, operations or assets or the Mortgaged Property in any way that has or would have a Material Adverse Effect.

            (j) Without limiting the generality of the foregoing, whenever Mortgagee reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of Mortgagor in order to avoid any non-compliance, with any Environmental Law, Mortgagor shall, at Mortgagee's request and Mortgagor's expense: (i) cause an independent environmental engineer acceptable to Mortgagee to conduct such tests of the site where Mortgagor's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Mortgagee a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Mortgagee a supplemental report of such engineer whenever the scope of such non-compliance, or Mortgagor's response thereto or the estimated costs thereof, shall change in any material respect.

            (k) Upon Mortgagee's receipt of any notice from any person or entity, including, but not limited to, the Environmental Protection Agency, asserting the existence of any Hazardous Materials on, or any violation of any Environmental Laws pertaining to the Mortgaged Property that, if true, could result in an order, suit or other action against Mortgagor and/or any part of the Mortgaged Property by any governmental agency or otherwise that, in the opinion of Mortgagee, could jeopardize its security under this Mortgage, Mortgagee shall have the right, but not the obligation, to enter onto the Mortgaged Property or to take such other actions as it deems necessary or advisable to clean up, remove, resolve or minimize the impact of, or otherwise deal with, any such Hazardous Materials or violation of any Environmental Laws. Any and all sums expended by Mortgagee for such purposes, together with interest thereon at the post-default rate of interest set forth in the Indenture shall be immediately due and payable by Mortgagor and shall be indebtedness secured by this Mortgage.

            (l) Mortgagor shall indemnify and hold harmless Mortgagee, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses

(including reasonable attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material on the Mortgaged Property, including, without limitation, the costs of any repair, cleanup or other remedial work required under any Environmental Law or by any governmental authority with respect to the Mortgaged Property and the preparation and implementation of any closure, remedial or other required plans.

            (m) Notwithstanding anything to the contrary herein or in any other document evidencing, securing or setting forth the terms of the Obligations, nothing shall give Mortgagee the right to influence or direct hazardous waste disposal decisions or treatments, such being the sole responsibility of Mortgagor.

            (n) The terms and provisions of this Paragraph 1.10 shall survive indefinitely, notwithstanding any payment of the indebtedness secured hereby or any satisfaction, cancellation or release of this Mortgage.

      1.11 Further Assurances. At any time and from time to time, upon Mortgagee's request, Mortgagor shall make, execute and deliver, or cause to be made, executed and delivered, to Mortgagee and where appropriate shall cause to be recorded or filed, and from time to time thereafter to be re-recorded and refiled at such time and in such offices and places as shall be deemed desirable by Mortgagee, any and all such further mortgages, instruments or further assurances, certificates and other documents as Mortgagee may consider necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve the Obligations of Mortgagor under this Mortgage and the other Financing Documents, and the lien of this Mortgage as a lien upon all of the Mortgaged Property, whether now owned or hereafter acquired by Mortgagor. Upon any failure by Mortgagor to do so, Mortgagee may make, execute, record, file, re-record or refile any and all such mortgages, instruments, certificates and documents for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Mortgagee as agent and attorney-in-fact of Mortgagor to do so.

      1.12 Security Agreements and Financing Statements.

            (a) Mortgagor (as Debtor) hereby grants to Mortgagee (as Creditor and Secured Party) a security interest in and continuing lien upon all fixtures, machinery, appliances, equipment, furniture and personal property of every nature whatsoever constituting part of the Mortgaged Property.

            (b) Mortgagor hereby authorizes and empowers Mortgagee to file of any and all such documents, including without limitation, financing statements, refilings and continuations thereof, pursuant to the Uniform Commercial Code, Chapter 679, Florida Statutes (the "Uniform Commercial Code"), as Mortgagee may request, to preserve and maintain the priority of the lien created hereby on the portion of Mortgaged Property which may be deemed personal property or fixtures and shall pay to Mortgagee on demand any expenses incurred by Mortgagee in connection with the preparation, execution and filing of any such documents. When and if Mortgagor and Mortgagee shall respectively become the Debtor and Secured Party in any Uniform Commercial Code financing statement affecting the Mortgaged Property, this Mortgage shall be deemed a security agreement as defined in said Uniform Commercial Code and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be
(i) as prescribed herein and in the other Financing Agreements, (ii) governed by general law, or (iii) as to such part of the security which is also reflected in said financing statement, governed by the specific statutory provisions now or hereafter enacted and specified in the Uniform Commercial Code, all at Mortgagee's election.

            (c) Mortgagor and Mortgagee agree that the filing of a financing statement in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing the express declaration and intention of the parties hereto, hereinabove stated, that everything used in connection with the production of income from the Mortgaged Property and/or adapted for use therein and/or which is described or reflected in this Mortgage is, and at all times and for all purposes and in all proceedings both legal or equitable, shall be regarded as part of the real estate encumbered by this Mortgage irrespective of whether (i) any such item is physically attached to the Improvements, (ii) serial numbers are used for the better identification of certain equipment items capable of being thus identified in a recital contained herein or in any list filed with Mortgagee, or
(iii) any such item is referred to or reflected in any such financing statement so filed at any time. Similarly, the mention in any such financing statement of
(A) rights in or to the proceeds of any fire and/or hazard insurance policy, or
(B) any award in eminent domain or condemnation proceedings for a taking or for loss of value, or (C) Mortgagor's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Mortgaged Property, whether pursuant to lease or otherwise, shall never be construed as in any way altering any of the rights of Mortgagee as determined by this instrument or impugning the priority of the lien granted hereby or by any other recorded document, but such mention in the financing statement is declared to be for the protection of Mortgagee in the event any court or judge shall at any time hold with respect to (A), (B) and (C) that notice of Mortgagee's priority of interest to be effective against a particular class of persons, including but not limited to the federal government and any subdivisions or entity of the federal government, must be filed in the Uniform Commercial Code records.

      1.13 Assignment of Rents. (a) The assignment of Leases and Rents contained in the Granting Clauses of this Mortgage shall be (i) fully operative without any further action on the part of either party and specifically Mortgagee shall be entitled, at its option, upon the occurrence of an Event of Default, to all Rents from the property described in the Granting Clauses hereof whether or not Mortgagee takes possession of such property and (ii) upon the occurrence of an Event of Default, an irrevocable direction to and full authority to each lessee and sublessee under any Leases to pay all Rents to Mortgagee, without proof of the default relied upon and an automatic revocation of the permission hereby granted to Mortgagor to collect and use the Rents and any Rents collected by Mortgagor shall be held in trust for Mortgagee, and Mortgagor shall be a trustee with respect to all Rents received and shall hold these Rents for the account of Mortgagee, to be applied toward the Obligations. Mortgagor hereby irrevocably authorizes each lessee, sublessee, guarantor, person and entity to rely upon and comply with any notice or demand by Mortgagee for the payment to Mortgagee, of any Rents due or to become due. Mortgagor hereby further grants to Mortgagee the right (A) to enter upon and take possession of the Mortgaged Property for the purpose of collecting the said Rents, (B) to dispossess by the usual summary proceedings any tenant defaulting in the payment thereof to Mortgagee, (C) to let the Mortgaged Property or any part thereof, and (D) to apply said Rents, after payment of all necessary charges and expenses, on account of the Obligations. Such assignment and grant shall continue in effect until the Obligations secured hereby are indefeasibly paid in full, the execution of this Mortgage constituting and evidencing the irrevocable consent of Mortgagor to the entry upon and taking possession of the Mortgaged Property by Mortgagee pursuant to such grant, whether or not foreclosure has been instituted. Neither the exercise of any rights under this Paragraph by Mortgagee nor the application of any such Rents, income or other benefits to the Obligations secured hereby, shall cure or waive any default or notice of Event of Default hereunder or invalidate any act done pursuant hereto or to any such notice, but shall be cumulative of all other rights and remedies.

      1.14 After-Acquired Mortgaged Property. To the extent permitted by and subject to applicable law, the lien of this Mortgage will automatically attach, without further act, to all after-acquired property located in or on, or attached to, or used or intended to be used in connection with, or with the operation of, the Mortgaged Property or any part thereof.

      1.15 Intentionally Omitted.

      1.16 Expenses. Mortgagor will pay to Mortgagee on demand all appraisal fees, recording fees, taxes, brokerage fees and commissions, abstract fees, title policy fees, escrow fees, reasonable attorneys' fees and expenses, court costs, and all other costs and expenses of every character which have been incurred or which may hereafter be incurred by Mortgagee in connection with: (a) the preparation and execution of the Financing Agreements; (b) the funding of loans and providing Letter of Credit Accommodations; (c) preparation for enforcement of the Financing Agreements, whether or not suit or other action is actually commenced or undertaken; (d) enforcement of the Financing Agreements;
(e) court or administrative proceedings of any kind to which Mortgagee may be a party, either as plaintiff or defendant, by reason of the Financing Agreements;
(f) preparation for and actions taken in connection with Mortgagee's taking possession of the Mortgaged Property; (g) negotiations with Mortgagor or any of its affiliates, or any of its agents in connection with the existence or cure of any Event of Default; (h) any proposed refinancing of the Obligations secured hereby; (i) the transfer of the Mortgaged Property in lieu of foreclosure; and
(j) the approval by Mortgagee of actions taken or proposed to be taken by Mortgagor or other person or entity which approval is required by the terms of this Mortgage or the other Financing Agreements. Mortgagor will, upon demand by Mortgagee, reimburse Mortgagee for all such expenses which have been incurred or which shall be incurred by it; and will indemnify and hold harmless Mortgagee from and against, and reimburse it for, all claims, demands, liabilities, losses, damages, judgments, penalties, costs and expenses (including, without limitation, attorneys' fees and expenses) which may be imposed upon, asserted against or incurred or paid by it by reason of, on account of or in connection with any bodily injury or death or property damage occurring in or upon or in the vicinity of the Mortgaged Property through any cause whatsoever or asserted against it on account of any act performed or omitted to be performed thereunder or on account of any transaction arising out of or in any way connected with the Mortgaged Property, or with this Mortgage, the other Financing Agreements or any of the Obligations; provided that such obligation to indemnify shall not apply to any losses, claims, liabilities, costs or expenses caused by Mortgagee's own gross negligence or wilful misconduct (as determined by a final non-appealable judgment of a court of competent jurisdiction). It is the intention of the parties hereto that the costs and expenses set forth in this Paragraph shall survive maturity, acceleration and entry of judgment and continue to accrue until such costs and expenses are paid in full by Mortgagor.

      1.17 Mortgagee's Cure of Defaults. If Mortgagor defaults in the payment of any tax, assessment, encumbrance or other imposition, in its obligation to furnish insurance hereunder, or in the performance or observance of any other covenant, condition or term in this Mortgage or the other Financing Agreements, without limiting Mortgagee's rights to establish availability reserves for any of such matters at any time, Mortgagee may (but shall not be obligated to) advance funds for the account of Mortgagor to pay any such charges or items or perform or observe the same. In addition, Mortgagee may at any time and from time to time advance such additional sums as Mortgagee in its discretion may deem necessary to preserve and protect the Mortgaged Property or any portion thereof and to protect the security of this Mortgage. All such advanced costs and expenses incurred or paid by Mortgagee in connection therewith shall be due and payable on demand, shall bear interest at the post-default rate of interest payable under the Indenture, shall be added to the Obligations and secured by the lien of this Mortgage. Mortgagee is hereby empowered to enter and authorize others to enter upon the Mortgaged Property or any part thereof for the purpose of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to Mortgagor or any person in possession holding under Mortgagor. Payment by Mortgagee as authorized herein to the holder of any prior lien shall entitle Mortgagee to become subrogated to the claims of such party to the extent of all such payments. The production of a receipt by Mortgagee shall be prima facie proof of a payment or advance authorized hereby, and the amount and validity thereof.

      1.18 Future Indebtedness of Mortgagor. Mortgagor covenants not to issue a notice to Mortgagee limiting the lien of this Mortgage until all Obligations have been satisfied in full.

                                   ARTICLE TWO

                                    DEFAULTS

      2.1 At the option of Mortgagee, Mortgagor shall be deemed in default hereof, and all existing and future liabilities of every kind secured hereby and all other Obligations shall become due and payable immediately, without further notice to or demand upon Mortgagor, and shall be recoverable forthwith or at any time or times thereafter without stay of execution or other process, upon the occurrence of any one or more of the Events of Default as such term is defined in the Indenture(herein "Event of Default").

                                  ARTICLE THREE

                                    REMEDIES

      3.1 Acceleration of Maturity. If an Event of Default shall have occurred, then all of the Obligations shall, at Mortgagee's option, immediately become due and payable without notice or demand, time being of the essence hereof; and no omission on the part of Mortgagee to exercise such option when entitled to do so shall be construed as a waiver of such right.

      3.2 Mortgagee's Power of Enforcement. If an Event of Default shall have occurred, Mortgagee may, either with or without entry or taking possession as hereinabove provided or otherwise, and without regard to whether or not the Obligations shall be due and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure or any other action for any default existing at the time such earlier action was commenced, proceed by any appropriate action or proceeding: (a) to enforce payment of the Obligations or the performance of any term hereof or any other right; (b) to foreclose this Mortgage, in accordance with applicable law, and/or to sell, as an entirety or in separate lots or parcels, the Mortgaged Property under any power of sale herein provided or the judgment or decree of a court or courts of competent jurisdiction; and (c) to pursue any other remedy available to it. Mortgagee shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as Mortgagee may determine.

      3.3   Mortgagee's Right to Enter and Take
            Possession, Operate and Apply Income.

            (a) If an Event of Default shall have occurred, (i) Mortgagor upon demand of Mortgagee shall forthwith surrender to Mortgagee possession of the Mortgaged Property and if and to the extent permitted by law, Mortgagee itself, or by such officers or agents as it may appoint, may enter upon and take possession of the Mortgaged Property and may exclude Mortgagor and its agents and employees wholly therefrom and may have joint access with Mortgagor to the books, papers and accounts of Mortgagor; and (ii) Mortgagor will pay monthly in advance to Mortgagee, on Mortgagee's entry into possession, or to any receiver appointed to collect the Rents of the Mortgaged Property, the fair and reasonable rental value for the use and occupation of such part of the Mortgaged Property as may be in possession of Mortgagor, and upon default in any such payment will vacate and surrender possession of such part of the Mortgaged Property to Mortgagee or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise.

            (b) If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after Mortgagee's demand, Mortgagee may obtain a judgment or decree conferring on Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of all or part of the Mortgaged Property to Mortgagee, to the entry of which judgment or decree Mortgagor hereby specifically consents. Mortgagor shall pay to Mortgagee, upon demand, all costs and expenses of obtaining such judgment or decree and compensation to Mortgagee, its attorneys and agents, and all such costs, expenses and compensation shall, until paid, be secured by the lien of this Mortgage.

            (c) Upon every such entering upon or taking of possession, Mortgagee may hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof, and, from time to time:

                  (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property;

                  (ii)  insure or keep the Mortgaged Property insured;

                  (iii) manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor in its name or otherwise with respect to the same;

                  (iv) enter into agreements with others to exercise the powers herein granted Mortgagee, all as Mortgagee from time to time may determine; and Mortgagee may collect and receive all the Rents thereof, including those past due as well as those accruing thereafter; and shall apply the monies so received by Mortgagee in such priority as Mortgagee may determine to (A) the payment of the Obligations; (B) the deposits for taxes and assessments and insurance premiums due; (C) the cost of insurance, taxes, assessments and proper charges upon the Mortgaged Property or any part thereof; (D) the expenses of operating, maintaining, repairing and improving the Mortgaged Property, including without limitation renting commissions and rental collection commissions paid to an agent of Mortgagee or of the receiver; and (E) the compensation, expenses and disbursements of the agents, attorneys and other representatives of Mortgagee.

            (d) Mortgagee shall surrender possession of the Mortgaged Property to Mortgagor only when all Obligations secured hereby and all amounts under any of the terms of this Mortgage shall have been indefeasibly paid in full and all defaults made good. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur.

      3.4 Leases. Mortgagee, at its option, is authorized to foreclose this Mortgage subject to the rights of any tenants of the Mortgaged Property, and the failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by Mortgagor to be, a defense to any proceedings instituted by Mortgagee to collect the sums secured hereby or to collect any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property.

      3.5 Purchase by Mortgagee. Upon any such foreclosure sale, Mortgagee may bid for and purchase the Mortgaged Property and, upon compliance with the terms of sale, may hold, retain and possess and dispose of the Mortgaged Property in its own absolute right without further accountability.

      3.6 Application of Obligations Toward Purchase Price. Upon any such foreclosure sale, Mortgagee may, if permitted by law, and after allowing for costs and expenses of the sale, compensation and other charges, in paying the purchase price, apply any portion or all of the Obligations due under the Financing Agreements, in lieu of cash, to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, to the extent of the purchase price.

      3.7 Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Mortgagor agrees to the full extent permitted by law that in case of a default in its part hereunder, neither Mortgagor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Mortgagor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Mortgaged Property marshalled upon any foreclosure of the lien hereof and agrees that the Mortgagee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety.

      3.8 Receiver. If an Event of Default shall have occurred, Mortgagee to the extent permitted by law and without regard to the value or adequacy of the security for the Obligations secured hereby, shall be entitled as a matter of right if it so elects and without notice to Mortgagor to the appointment of a receiver to enter upon and take possession of the Mortgaged Property and to collect all Rents thereof and apply the same as the court may direct (for purposes of this Paragraph, a breach of either Paragraph 1.4 or 1.6 by Mortgagor shall constitute waste (although the meaning of the term "waste" shall not be limited to such breach), and shall entitle Mortgagee to all remedies provided for therein). The expenses, including receiver's fees, reasonable attorneys' fees, costs and agent's compensation, incurred pursuant to the powers herein contained shall be secured by this Mortgage. The right to enter and take possession of and to manage and operate the Mortgaged Property and to collect all Rents thereof, whether by a receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law and may be exercised concurrently therewith or independently thereof. Mortgagee shall be liable to account only for the Rents actually received by Mortgagee, whether received pursuant to this Paragraph or Paragraph
3.3. Notwithstanding the appointment of any receiver or other custodian, Mortgagee, shall be entitled as pledgee to the possession and control of any cash, deposits, or instruments at the time held by, or payable to deliverable under the terms of this Mortgage to, Mortgagee.

      3.9 Suits to Protect the Mortgaged Property. Mortgagee shall have the power and authority to institute and maintain any suits and proceedings as Mortgagee may deem advisable (a) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or in violation of the Mortgage, (b) to preserve or protect its interest in the Mortgaged Property, and (c) to restrain the enforcement of or compliance with any legislation or other government enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to the interest of Mortgagee.

      3.10 Application of Monies by Mortgagee.

            (a) Upon the occurrence of an Event of Default, Mortgagee shall be entitled to sue for and to recover judgment against Mortgagor for the whole amount of the Obligations due and unpaid together with costs and expenses, including without limitation, the compensation, expenses and disbursements of Mortgagee's agents, attorneys and other representatives, either before, after or during the pendency of any proceedings for the enforcement of this Mortgage, and the right of Mortgagee to recover such judgment shall not be affected by any taking possession or foreclosure sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the terms of this Mortgage, or the foreclosure of the lien hereof.

            (b) In case of a foreclosure sale of all or any part of the Mortgaged Property and the application for the proceeds of sale to the payment of the Obligations secured hereby, Mortgagee shall be entitled to enforce payment from Mortgagor of all Obligations then remaining due and unpaid and to recover judgment against Mortgagor for any portion thereof remaining unpaid, with interest.

            (c) Mortgagor hereby agrees, to the extent permitted by law, that no recovery of any such judgment by Mortgagee and no attachment or levy of any execution upon any of the Mortgaged Property or any other property shall in any way affect the lien of this Mortgage upon the Mortgaged Property or any part thereof or any lien, rights, powers or remedies or Mortgagee hereunder, but such lien, rights, powers or remedies shall continue unimpaired as before.

            (d) Any monies collected or received by Mortgagee under this Paragraph 3.10 shall be applied to the payment of compensation, expenses and disbursements of the agents, attorneys and other representatives of Mortgagee, and the balance remaining shall be applied to the payment of the Obligations secured hereby in such order and priority as Mortgagee elects.

      3.12 Delay or Omission; No Waiver. No delay or omission of Mortgagee to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee.

      3.13 No Waiver of One Default to Affect Another. No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon. If Mortgagee (a) grants forbearance or an extension of time for the payment of any Obligations secured hereby; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted in the Financing Agreements; (d) releases any part of the Mortgaged Property from the lien of this Mortgage; (e) consents to the filing of any map, plat or replat of the

Land; (f) consents to the granting of any easement on the Land; or (g) makes or consents to any agreement changing the terms of this Mortgage or subordinating the lien or any charge hereof, no such act or omission shall release, discharge, modify, change or affect the Obligations of Mortgagor or any other party liable for payment or performance of the Obligations. No such act or omission shall preclude Mortgagee from exercising any right, power or privilege herein granted or intended to be granted in case of any Event of Default then existing or of any subsequent Event of Default nor shall the lien of this Mortgage be altered hereby, except to the extent of releases as described in Subparagraph (d) above of this Paragraph 3.12.

      3.14 Discontinuance of Proceedings; Position of Parties Restored. If the Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or such proceedings shall have resulted in a final determination adverse to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceedings had occurred or had been taken.

      3.15 Remedies Cumulative. No right, power or remedy conferred upon or reserved to Mortgagee by the Financing Agreements is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given under the Financing Agreements, or now or hereafter existing at law, in equity or by statute.

      3.16 Defeasance. If Mortgagor shall pay or cause to be paid the Obligations secured hereby in accordance with the terms thereof, and shall comply with all the terms, conditions and requirements of the Financing Agreements and of this Mortgage, then upon complete and indefeasible payment and satisfaction thereof, this Mortgage shall be released by Mortgagee upon the written request and at the expense of Mortgagor.

                                  ARTICLE FOUR

            TRANSFER OR FURTHER ENCUMBRANCE OF THE MORTGAGED PROPERTY

      4.1 Transfer or Further Encumbrance of the Mortgaged Property. In the event of any direct or indirect sale, conveyance, transfer, lease, pledge or further encumbrance of the

Mortgaged Property or any interest in or any part of the Mortgaged Property or any further assignment of Rents from the Mortgaged Property without the prior written consent of Mortgagee then, at Mortgagee's option, Mortgagee may declare all Obligations of Mortgagor to be due and payable immediately without demand or notice. Mortgagor agrees that in the event the ownership of the Mortgaged Property or any part thereof becomes vested in a person other than Mortgagor, Mortgagee may, without notice to Mortgagor, deal in any way with such successor or successors in interest with reference to this Mortgage and the Obligations hereby secured without in any way vitiating or discharging Mortgagor's liability hereunder or under the Financing Agreements. No transfer or encumbrance of the Mortgaged Property or any interest therein and no forbearance or assumption by any person with respect to this Mortgage and no extension to any person of the time for payment of the Obligations hereby secured given by Mortgagee shall operate to release, discharge, modify, change or affect the liability of Mortgagor either in whole or in part, unless Mortgagee specifically agrees in writing to the contrary.

                                  ARTICLE FIVE

                            MISCELLANEOUS PROVISIONS

      5.1 Successors and Assigns Included in Parties. Whenever one of the parties hereto is named or referred to herein, the successors and assigns of such party shall be included and all covenants and agreements contained in this Mortgage, by or on behalf of Mortgagor or Mortgagee shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

      5.2   Addresses for Notices, Etc.

                              (a) All notices, requests and demands hereunder
shall be in writing and deemed to have been given or made: if delivered in person immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to delivery the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands are to be made to Mortgagee at its address set forth below and to Mortgagor at its chief executive office set forth below (or to such other address as either party may designate by written notice to the other in accordance with this provision):

If to Mortgagee:
                              HSBC Bank USA
                              452 Fifth Avenue
                              New York, New York 10018
                              Attn: Issuer Services

 If to Mortgagor:
                              Reptron Electronics, Inc.
                              13700 Reptron Boulevard
                              Tampa, Florida 33626
                              Attn: Paul J. Plante

            (b) Either party may change the address to which any such notice, report, demand or other instrument is to be delivered or mailed, by furnishing written notice of such change to the other party, but no such notice of change shall be effective unless and until received by such other party.

      5.3 Headings. The headings of the articles, sections, paragraphs and subdivisions of this Mortgage are for convenience of reference only, are not to be considered a part hereof, and shall not limit or expand or otherwise affect any of the terms hereof.

      5.4 Invalid Provisions to Affect No Others. In the event that any of the covenants, agreements, terms or provisions contained in this Mortgage or in the Financing Agreements shall be deemed invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained therein shall be in no way affected, prejudiced or disturbed thereby; and if any application of any term, restriction or covenant to any person or circumstances is deemed illegal or unenforceable, the application of such term, restriction or covenant to other persons and circumstances shall remain unaffected to the extent permitted by law.

      5.5 Changes, Etc. Neither this Mortgage nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by Mortgagor and Mortgagee. The modification hereof or of any of the Financing Agreements or the release of any part of the Mortgaged Property from the lien hereof shall not impair the priority of the lien of this Mortgage.

      5.6 Governing Law. This Mortgage shall be construed, interpreted, enforced and governed by and in accordance with the laws of the State of Florida without regard to the choice of law provisions of such State.

      5.7 Construction. The words "Mortgagor" and "Mortgagee" include singular or plural, individual or corporation, and the respective heirs, executors, administrators, successors and assigns of Mortgagor and Mortgagee, as the case may be. The use of any gender applies to all genders.

      5.8 Conflicts. In case of any conflict between the provisions of this Mortgage relating to equipment and other personal property and the Indenture with respect to the same matter, the provisions of the Indenture shall control. In all other cases of conflicts between the provisions of this Mortgage and the provisions of the Indenture, the provisions of this Mortgage shall control. Consistent additional provisions shall not be considered conflicting provisions for purposes of this Paragraph.

      5.9 WAIVER OF JURY TRIAL. MORTGAGOR HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS MORTGAGE OR THE OTHER FINANCING AGREEMENTS.

      5.10 WAIVER OF COUNTERCLAIMS. MORTGAGOR WAIVES ALL RIGHTS TO INTERPOSE ANY CLAIMS, DEDUCTIONS, SETOFFS OR COUNTERCLAIMS OF ANY NATURE (OTHER THAN COMPULSORY COUNTERCLAIMS) IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS MORTGAGE, THE OBLIGATIONS, THE MORTGAGED PROPERTY OR ANY MATTER ARISING THEREFROM OR RELATING HERETO OR THERETO.

      5.11 Statement of Obligations. After request by Mortgagee, Mortgagor, within ten (10) days and at its expense, will furnish Mortgagee with a statement, duly acknowledged and certified, setting forth the amount of the Obligations and the offsets or defenses thereto, if any.

      5.12 Post-Judgment Interest, Rights and Remedies; Non-Merger. It is the intention of the parties hereto that (a) the interest rates set forth in the Indenture and any evidence of indebtedness issued pursuant thereto shall survive maturity, acceleration and entry of judgment, and continue to accrue on the outstanding principal balance of the Obligations until such Obligations are paid in full, and (b) the covenants and obligations of the Mortgagor and the rights and remedies of the

Mortgagee hereunder and under the Indenture and any other instrument or obligation executed pursuant thereto shall not merge with or be extinguished by the entry of judgment hereunder or thereunder and such covenants, obligations, rights and remedies shall survive any entry of judgment and continue until payment in full of the indebtedness secured hereby.

      5.13 Multisite Real Estate Transaction. Mortgagor acknowledges that this Mortgage is one of a number of other mortgages and security documents that secure the Obligations. Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by Mortgagee of any security for or guarantees of any of the Obligations hereby secured, or by any failure, neglect or omission on the part of the Mortgagee to realize upon or protect any Obligation or indebtedness hereby secured or any collateral security therefor including the other mortgages and security documents. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Obligations secured or any of the collateral security therefor, including the other mortgages and security documents or of any guarantee thereof, and Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the other mortgages and other security documents without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of Mortgagee's rights and remedies under any or all of the other mortgages and other security documents shall not in any manner impair the indebtedness hereby secured or the lien of this Mortgage and any exercise of the rights or remedies of Mortgagee shall not impair the lien of any other mortgages and other security documents or any of Mortgagee's rights and remedies thereunder. Mortgagor specifically consents and agrees that Mortgagee may exercise its rights and remedies hereunder and under the other mortgages and other security documents separately or concurrently and in any order that it may deem appropriate and Mortgagor waives any rights of subrogation.

      5.14 No Homestead. Mortgagor represents that no part of the Mortgaged Property constitutes residential homestead.

      5.15 Future Advance. This Mortgage is given to secure not only an existing indebtedness, but also such future advances, whether such advances are obligatory or are to be made at the option of the Mortgagee, or otherwise, as are made within twenty years from the date hereof, to the same extent as if such future advance were made on the date of execution of this Mortgage. The total amount of indebtedness that may be so secured may decrease or increase from time to time, but the total unpaid balance so secured at any one time shall not exceed $50,000, plus interest thereon, and any disbursements made for future advances plus interest thereon, including, but not limited to, the payment of taxes, levies or insurance on the Mortgaged Property.

      5.16 Receipt of Future Advance. Mortgagor hereby acknowledges receipt of Thirty Million and 00/100 Dollars (30,000,000) from Note holders as a future advance under this Mortgage to be disbursed in accordance with the terms of the Indenture; said future advance is evidenced by the Indenture and shall be secured by this Mortgage as if said future advance was received by Mortgagor simultaneously with Mortgagor' s execution of this Mortgage.

      5.17 Documentary Stamp Taxes. If Mortgagee, the Florida Department of Revenue (the "DOR"), or any other governmental agency should determine at any time that additional documentary stamp taxes or intangible taxes are required in connection with this Mortgage or any note secured thereby, Mortgagor does hereby agree to pay the tax and any penalty and interest to Mortgagee within five (5) days after demand is made by Mortgagee or the DOR. Mortgagor does hereby indemnify and agree to reimburse Mortgagee immediately for the costs of any such additional documentary stamps, intangible or other taxes, together with any interest or penalty that Mortgagee may be called upon to pay. If Mortgagor fails to pay such additional taxes, such failure shall constitute an event of default hereunder, and, Mortgagee, in its sole and undisputed discretion, may pay such taxes, without waiving or affecting any of Mortgagee's other rights and remedies set forth in the Financing Agreements. Any such disbursements made by Mortgagee shall bear interest from the date thereof at the highest rate authorized by law, and the collateral encumbered by this Mortgage shall secure repayment of any such disbursement, together with interest accrued thereon. Mortgagee shall have the right, at its option and without notice to Mortgagor, to setoff any such disbursements paid by Mortgagee against any assets of Mortgagor deposited with Mortgagee. Mortgagee shall also have the right to add all such sums to the amounts due under the Obligations and require payment of same at maturity or at such time as Mortgagor may prepay the Obligations.

      5.18 Option or Discretion of Mortgagee. Notwithstanding anything to the contrary expressed or implied herein, wherever it is herein stated that the Mortgagee is to take action or not to take action at the option or the discretion of the Mortgagee, the Mortgagee shall not be required to taken any such action or not take any such action unless it has been notified in writing to do so by the holders of Notes under the Indenture holding at least 25% in principal amount of the Notes then outstanding under the Indenture.



         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]


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


            IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be duly executed, under seal, by its duly authorized corporate officers on the date first above written.

IN THE PRESENCE OF:                       REPTRON ELECTRONICS, INC.


_______________________                   By:__________________________
Name: William Elson                             Name:  Paul J. Plante
Witness                                         Title: PresidenT


                                          [CORPORATE SEAL]

________________________
Name: __________________
Witness

                                 ACKNOWLEDGMENT

STATE OF NEW YORK      )
                       ) ss.:
COUNTY OF NEW YORK     )

      The foregoing instrument was acknowledged before me this ___ day of __________, 2004, by Paul J. Plante, as President of Reptron Electronics, Inc., a Florida corporation, on behalf of the corporation. He is personally known to me or has produced a driver's license as identification.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


-------------------------
     Notary Public

                                    My Commission Expires:


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


                                    EXHIBIT A

                               DESCRIPTION OF LAND

                                      [TBC]

                                    EXHIBIT B

                             PERMITTED ENCUMBRANCES

      1. Taxes for the year 2003 and subsequent years not due and payable.

      2. Commercial Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing to General Electric Capital Business Asset Funding Corporation, dated as of February 29, 2000, and recorded March 1, 2000, in O. R. Book 10071, Page 0687, in the Public Records of Hillsborough County, Florida.

      3. Mortgage, Future Advance, Assignment of Leases and Rents, Security Agreement and Fixture Filing by and from Reptron Electronics, Inc. to Congress Financial Corporation, (Florida), as Agent, dated as of ____,2004.


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